Exhibit 99.1

Media:	Wendy Olson
(713) 627-4072
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	November 5, 2009

Spectra Energy Reports Third Quarter 2009 Results

•	Reported net income (controlling interests) of $191 million, $0.30 earnings per share (EPS), versus prior year quarter’s $296 million, $0.48 EPS

•	2009 capital expansion program substantially complete, delivering returns on capital of more than 12 percent – exceeding the top end of targeted range

•	On track to achieve 2009 $1.15 ongoing EPS target

HOUSTON – Spectra Energy Corp (NYSE: SE) today reported 2009 third quarter net income from controlling interests of $191 million, or $0.30 EPS, compared with $296 million, or $0.48 diluted EPS, in the prior year quarter. Ongoing net income was $190 million, or $0.30 EPS, versus $302 million, or $0.49 EPS, during the same period last year.

“Spectra Energy had a solid quarter. We saw good performance from our fee-based businesses, which helped to offset the effects of much lower commodity prices, and continued executing extremely well on our capital expansion plan. Our 2009 expansion projects are being completed on time and on budget and we are realizing returns on these projects that exceed the high end of our expectations,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp.

“We are on track to meet the financial goals we have set for the year, including our 2009 EPS target of $1.15 and, given our 2010 expansion projects, we are well positioned to experience good earnings growth,” said Ebel.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported third quarter 2009 earnings before interest and taxes (EBIT) of $239 million, compared with $213 million in third quarter 2008. The 2008 period included a $4 million charge for the final resolution of a customer bankruptcy settlement.

Ongoing EBIT for third quarter 2009 was $239 million and, excluding the above special item, compares with $217 million in the prior year quarter. The segment benefited from business expansion projects and capitalization of previously expensed project development costs. These earnings were partially offset by lower gas processing revenues as a result of lower prices and volumes, and a non-cash regulatory accounting adjustment related to Southeast Supply Header.

Distribution

Distribution reported third quarter 2009 EBIT of $48 million, compared with $44 million in third quarter 2008. Excluding the effect of the weaker Canadian dollar, earnings were $6 million higher this quarter. The segment continued to benefit from higher storage and transportation revenues during the period.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported third quarter 2009 EBIT of $84 million, compared with $113 million during third quarter 2008. Excluding the effect of the weaker Canadian dollar, earnings were $24 million lower than in 2008. Improved revenues in the fee-based gathering and processing business, due primarily to stronger activity in the Fort Nelson and Grizzly Valley regions, were more than offset by lower Empress earnings, primarily as a result of lower frac spreads. Frac spreads at Empress averaged $6.75 for the quarter, compared with $10.86 in third quarter 2008.

Field Services

Field Services reported third quarter 2009 EBIT of $45 million, compared with $239 million in third quarter 2008. The decrease in earnings was primarily driven by lower commodity prices. During third quarter 2009, crude oil averaged approximately $68 per barrel, compared with approximately $118 per barrel in the prior year quarter and the NGL to crude relationship averaged 42 percent versus 51 percent in third quarter 2008. Additionally, NYMEX natural gas averaged $3.39 per million British thermal unit (MMBtu), compared with $10.24 per MMBtu during the same period in 2008.

Third quarter results were also affected by higher interest expense and lower non-cash mark-to-market gains on hedges used to protect distributable cash flow at DCP Midstream’s master limited partnership. The decrease in earnings was partially offset by lower operating costs as a result of continued cost reduction initiatives.

For the quarter, DCP Midstream paid distributions of $31 million to Spectra Energy. DCP Midstream expects to have paid to Spectra Energy distributions totalling approximately $100 million by the end of the year.

Other

“Other” reported net costs of $10 million in third quarter 2009, compared with net costs of $9 million in third quarter 2008.

Interest Expense

Interest expense was $160 million for third quarter 2009, compared with $163 million for third quarter 2008.

Income Taxes

Third quarter 2009 income tax expense from continuing operations was $54 million, compared with $145 million reported in third quarter 2008. The decrease was primarily a result of lower earnings in 2009, as well as a lower effective tax rate. The effective tax rate was 20 percent in third quarter 2009, compared with 32 percent in third quarter 2008. The lower effective tax rate in third quarter 2009 is primarily the result of a higher proportion of earnings coming from Canadian sources that are taxed at lower rates, and favorable tax settlements.

Special Items Affecting Spectra Energy’s EPS for the Quarters Include:

(in millions, except per-share amounts)

	Pre-tax Amount	Tax Effect	Net Income - Controlling Interests Impact	EPS Impact

Third Quarter 2009	$—	$—	$—	$—

Third Quarter 2008

Customer Bankruptcy Settlement	$(4)	$1	$(3)	$—

Total Special Items	$(4)	$1	$(3)	$—

Reconciliation of Reported to Ongoing Net Income

(in millions)

	Quarters Ended September 30,
	2009	2008
Net Income – Controlling Interests as Reported	$191	$296
Adjustments to Reported Net Income – Controlling Interests:
Special Items	—	3
Discontinued Operations	(1)	3

Ongoing Net Income	$190	$302

Reconciliation of Reported to Ongoing Diluted EPS

	Quarters Ended September 30,
	2009	2008
Diluted EPS as Reported	$0.30	$0.48

Discontinued Operations	—	0.01

Diluted EPS, Ongoing	$0.30	$0.49

Additional Information

Additional information about third quarter 2009 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com.

The Analyst call is scheduled for 9 a.m. CT today, November 5, to discuss Spectra Energy’s third quarter results. The webcast can be accessed via the Investors Section of Spectra Energy’s Web site and the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “34956220” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 7:00 p.m. CT, February 12, 2010, by dialing (800) 642-1687 with conference ID 34956220. The international replay number is (706) 645-9291, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

We use ongoing net income and ongoing diluted EPS, which are non-GAAP financial measures as they represent net income (controlling interests) and diluted EPS, adjusted for special items and discontinued operations, as measures to evaluate operations of the company. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating) before deducting interest and taxes, and is net of non-controlling interests related to those profits. We consider segment EBIT from continuing operations, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance as it represents the results of our ownership interests in operations without regard to financing methods or capital structures.

We also use ongoing segment and Other EBIT as a measure of performance. Ongoing segment and Other EBIT is a non-GAAP financial measure as it represents reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provide useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: the implementation of state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; the outcome of litigation and regulatory investigations, proceedings or inquiries; the effect of weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions; the levels of supply and demand for natural gas in our areas of operation; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; our ability to identify opportunities for our business units and the timing and success of efforts to develop pipeline, storage, gathering, processing and other infrastructure projects; and our ability to successfully complete and integrate future acquisitions. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking

Statements” in our 2008 Form 10-K, filed on February 27, 2009, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For nearly a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 19,100 miles of transmission pipeline, more than 285 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids operations and local distribution assets. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy was recently ranked by FORTUNE as the world’s “most admired” pipeline company. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

September 2009

(Unaudited)

(In millions, except per-share amounts and where noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
COMMON STOCK DATA
Earnings Per Share From Continuing Operations
Basic	$0.30	$0.49	$0.98	$1.54
Diluted	$0.30	$0.48	$0.98	$1.53
Earnings Per Share
Basic	$0.30	$0.48	$0.98	$1.53
Diluted	$0.30	$0.48	$0.98	$1.52
Dividends Per Share	$0.25	$0.25	$0.75	$0.71
Weighted-Average Shares Outstanding
Basic	646	615	640	626
Diluted	647	617	641	629

INCOME
Operating Revenues	$933	$1,080	$3,254	$3,813
Total Reportable Segment EBIT	416	609	1,372	1,926
Income from Discontinued Operations, Net of Tax	1	(2)	3	(1)
Net Income - Controlling Interests	191	296	629	958

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$239	$213	$690	$683
Distribution	48	44	240	263
Western Canada Transmission & Processing	84	113	223	333
Field Services	45	239	219	647

Total Reportable Segment EBIT	416	609	1,372	1,926
Other EBIT	(10)	(9)	(46)	(57)

Total Reportable Segment and Other EBIT	$406	$600	$1,326	$1,869

CAPITAL AND INVESTMENT EXPENDITURES (a)
U.S. Transmission			$635	$1,098
Distribution			171	274
Western Canada Transmission & Processing			236	139
Other			21	24

Total Capital and Investment Expenditures			$1,063	$1,535

			September 30,	December 31,
			2009	2008
CAPITALIZATION
Common Equity - Controlling Interests			39%	34%
Noncontrolling Interests and Preferred Stock			4%	4%
Total Debt			57%	62%

Total Debt			$10,204	$10,047
Book Value Per Share (b)			$10.72	$9.07
Actual Shares Outstanding			647	611

(a)	Includes loans to affiliates for capital expansion projects.
(b)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

September 2009

(Unaudited)

(In millions, except where noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

U.S. TRANSMISSION
Operating Revenues	$427	$402	$1,246	$1,205
Operating Expenses
Operating, Maintenance and Other	126	156	390	433
Depreciation and Amortization	61	58	182	174
Gains on Sales of Other Assets and Other, net	1	—	11	32
Other Income and Expenses	19	39	60	94
Noncontrolling Interests	21	14	55	41

EBIT	$239	$213	$690	$683

Proportional Throughput, TBtu (a)	607	479	1,894	1,596

DISTRIBUTION
Operating Revenues	$244	$280	$1,236	$1,433
Operating Expenses
Natural Gas Purchased	62	97	617	747
Operating, Maintenance and Other	89	93	252	284
Depreciation and Amortization	44	45	126	138
Other Income and Expenses	(1)	(1)	(1)	(1)

EBIT	$48	$44	$240	$263

Number of Customers, thousands			1,315	1,300
Heating Degree Days, Fahrenheit	348	264	4,964	4,815
Pipeline Throughput, TBtu	133	153	589	631

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$260	$397	$770	$1,174
Operating Expenses
Natural Gas and Petroleum Products Purchased	38	136	143	384
Operating, Maintenance and Other	103	110	299	342
Depreciation and Amortization	38	37	105	114
Other Income and Expenses	3	(1)	—	—
Noncontrolling Interests	—	—	—	1

EBIT	$84	$113	$223	$333

Pipeline Throughput, TBtu	148	150	446	454
Volumes Processed, TBtu	163	183	494	526
Empress Inlet Volumes, TBtu	169	218	578	644

FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$45	$239	$219	$647

EBIT	$45	$239	$219	$647

Natural Gas Gathered and Processed/Transported, TBtu/day (b)	7.0	6.6	7.0	7.1
Natural Gas Liquids Production, MBbl/d (b,c)	371	340	354	365
Average Natural Gas Price Per MMBtu (d)	$3.39	$10.24	$3.93	$9.73
Average Natural Gas Liquids Price Per Gallon	$0.69	$1.44	$0.63	$1.42

OTHER
Operating Revenues	$12	$11	$36	$32
Operating Expenses	30	19	90	85
Other Income and Expenses	8	(1)	8	(4)

EBIT	$(10)	$(9)	$(46)	$(57)

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Operating Revenues	$933	$1,080	$3,254	$3,813
Operating Expenses	581	740	2,170	2,669
Gains on Sales of Other Assets and Other, net	1	—	11	32

Operating Income	353	340	1,095	1,176

Other Income and Expenses	72	282	302	755
Interest Expense	160	163	456	470

Earnings From Continuing Operations Before Income Taxes	265	459	941	1,461
Income Tax Expense From Continuing Operations	54	145	260	453

Income From Continuing Operations	211	314	681	1,008
Income (Loss) From Discontinued Operations, net of tax	1	(2)	3	(1)

Net Income	212	312	684	1,007
Net Income - Noncontrolling Interests	21	16	55	49

Net Income - Controlling Interests	$191	$296	$629	$958

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	September 30, 2009	December 31, 2008
ASSETS

Current Assets	$1,527	$1,450
Investments and Other Assets	6,306	5,950
Net Property, Plant and Equipment	15,109	13,639
Regulatory Assets and Deferred Debits	996	885

Total Assets	$23,938	$21,924

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities	$2,257	$3,044
Long-term Debt	9,347	8,290
Deferred Credits and Other Liabilities	4,629	4,355
Preferred Stock of Subsidiaries	225	225
Stockholders’ Equity	7,480	6,010

Total Liabilities and Stockholders’ Equity	$23,938	$21,924

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$684	$1,007
Adjustments to reconcile net income to net cash provided by operating activities	583	389

Net cash provided by operating activities	1,267	1,396

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(732)	(1,564)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	(289)	354

Effect of exchange rate changes on cash	(10)	1

Net increase in cash and cash equivalents	236	187
Cash and cash equivalents at beginning of period	214	94

Cash and cash equivalents at end of period	$450	$281

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

September 2009 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items	Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$239	$—	$—		$—	$239

Distribution	48	—	—		—	48

Western Canada Transmission & Processing	84	—	—		—	84

Field Services	45	—	—		—	45

Total Reportable Segment EBIT	416	—	—		—	416

Other	(10)	—	—		—	(10)

Total Reportable Segment and Other EBIT	$406	$—	$—		$—	$406

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$406	$—	$—		$—	$406
Interest Expense	(160)	—	—		—	(160)
Interest Income and Other	19	—	—		—	19
Income Taxes from Continuing Operations	(54)	—	—		—	(54)
Discontinued Operations, Net of Tax	1	—	(1	) A	(1)	—

Total Earnings	$212	$—	$(1)		$(1)	$211

Total Earnings - Noncontrolling Interests	(21)	—	—		—	(21)

Total Earnings - Controlling Interests	$191	$—	$(1)		$(1)	$190

EARNINGS PER SHARE, BASIC	$0.30	$—	$—		$—	$0.30

EARNINGS PER SHARE, DILUTED	$0.30	$—	$—		$—	$0.30

  A - Net results from Nevis and Brazeau River gathering and processing facilities in Western Canada.

  Weighted Average Shares (reported and ongoing) - in millions

Basic	646

Diluted	647

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

September 2008 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$213	$4	A	$—		$4	$217

Distribution	44	—		—		—	44

Western Canada Transmission & Processing	113	—		—		—	113

Field Services	239	—		—		—	239

Total Reportable Segment EBIT	609	4		—		4	613

Other	(9)	—		—		—	(9)

Total Reportable Segment and Other EBIT	$600	$4		$—		$4	$604

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$600	$4		$—		$4	$604
Interest Expense	(163)	—		—		—	(163)
Interest Income and Other	22	—		—		—	22
Income Taxes from Continuing Operations	(145)	(1)		—		(1)	(146)
Discontinued Operations, Net of Tax	(2)	—		2	B	2	—

Total Earnings	$312	$3		$2		$5	$317
Total Earnings - Noncontrolling Interests	(16)	—		1		$1	(15)

Total Earnings - Controlling Interests	$296	$3		$3		$6	$302

EARNINGS PER SHARE, BASIC	$0.48	$—		0.01		$0.01	$0.49

EARNINGS PER SHARE, DILUTED	$0.48	$—		0.01		$0.01	$0.49

A - Bankruptcy settlement of a customer’s transportation contract.

B - Net results from Nevis and Brazeau River gathering and processing facilities in Western Canada.

Weighted Average Shares (reported and ongoing) - in millions

Basic	615
Diluted	617